EXHIBIT 8.1
List of Subsidiaries
1.	Eddia International Group Limited, incorporated in the British Virgin Islands

2.	Giant Interactive (Hong Kong) Limited, incorporated in the Hong Kong Special Administrative Region of People’s Republic of China

3.	Shanghai Giant Network Technology Co., Ltd., incorporated in the People’s Republic of China

4.	Shanghai Zhengtu Information Technology Co., Ltd., incorporated in the People’s Republic of China

5.	Zhuhai Zhengtu Information Technology Co., Ltd., incorporated in the People’s Republic of China

6.	Hangzhou Snow Wolf Software Co., Ltd., incorporated in the People’s Republic of China

7.	Shanghai Zhengduo Information Technology Co., Ltd., incorporated in the People’s Republic of China

8.	Shanghai Jujia Network Technology Co., Ltd., incorporated in the People’s Republic of China

9.	Shanghai Juhuo Network Technology Co., Ltd., incorporated in the People’s Republic of China

10.	Shanghai Juhe Network Technology Co., Ltd., incorporated in the People’s Republic of China

11.	Wuxi Giant Network Technology Co., Ltd., incorporated in the People’s Republic of China

12.	Shanghai Juyan Network Technology Co., Ltd., incorporated in the People’s Republic of China

13.	Chengdu Jufan Network Technology Co., Ltd., incorporated in the People’s Republic of China

14.	Shanghai Zhengju Information Technology Co., Ltd., incorporated in the People’s Republic of China

15.	Shanghai Juquan Network Technology Co., Ltd., incorporated in the People’s Republic of China

16.	Wuxi Tiema Network Technology Co., Ltd., incorporated in the People’s Republic of China

17.	Shanghai Juxin Network Technology Co., Ltd., incorporated in the People’s Republic of China

18.	Beijing Juren Zhengtu Information Technology Co., Ltd., incorporated in the People’s Republic of China

19.	Beijing Julun Network Information Technology Co., Ltd., incorporated in the People’s Republic of China

20.	Shanghai Haoji Network Technology Co., Ltd., incorporated in the People’s Republic of China